Filing made pursuant to Reg. Section 230.424(b)(3)
                     Form of filing pursuant to Reg. Sections 230.424(c) and (e)
                                           Relates to Registration No. 333-53797




                              PROSPECTUS SUPPLEMENT

[Cross reference: This supplement relates to the Mound City Financial Services, Inc. Prospectus, filed as part of Form SB-2/A (Amendment No. 3), Registration No. 333-53797, effective August 11, 1998 at 5:00 p.m., EST.]

     On page 8 of the Prospectus, the Board of Directors of Mound City Financial Services, Inc. reserved the right, in its sole discretion, to extend the period within which the Common Stock will be offered pursuant to the Offering for an additional period of time beyond the Expiration Date. The initial Expiration Date was October 10, 1998, 60 days after the Offering became effective. The Board has decided to extend the period of the Offering. The Offering will expire on December 4, 1998 at 5:00 p.m. CST.

     This extension constitutes a substantive change from or addition to the information set forth as part of the registration statement filed with the S.E.C. (Form SB-2/A (Amendment No. 3), Registration No. 333-53797), and therefore Reg. Section 230.424(b)(3) requires this Supplement to be filed, in accordance with Reg. Sections 230.424(c) and (e).